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                 AMERICAN FINANCIAL GROUP, INC. AND SUBSIDIARIES

EXHIBIT 12 - COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND FIXED
                                    CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                    Three Months Ended
                                                                          March 31,         Year Ended December 31,
                                                                   ---------------------    -----------------------
                                                                      2003         2002         2002        2001
                                                                      ----         ----         ----        ----
Excluding Interest on Annuities

Pre-tax income (loss)                                              $ 29,290     $ 39,049      $130,350    $(12,751)
Minority interest in subsidiaries having fixed charges*               9,505        7,600        33,839      43,187
Less undistributed equity in (earnings) losses of investees            (857)       4,205        13,830      25,462
Fixed charges:
  Interest expense                                                   13,012       14,160        60,271      60,616
  Debt discount (premium) and expense                                   389          203           879       1,072
  One-third of rentals                                                4,120        4,225        16,483      16,900
                                                                   --------     --------      --------    --------
       EARNINGS                                                    $ 55,459     $ 69,442      $255,652    $134,486
                                                                   ========     ========      ========    ========

Fixed charges:
  Interest expense                                                 $ 13,012     $ 14,160      $ 60,271    $ 60,616
  Debt discount (premium) and expense                                   389          203           879       1,072
  One-third of rentals                                                4,120        4,225        16,483      16,900
  Pretax preferred dividend requirements of subsidiaries              7,163        6,936        28,184      32,296
  Capitalized interest                                                    -            -             -           -
                                                                   --------     --------      --------    --------
       FIXED CHARGES                                               $ 24,684     $ 25,524      $105,817    $110,884
                                                                   ========     ========      ========    ========

Ratio of Earnings to Fixed Charges                                     2.25         2.72          2.42        1.21
                                                                   ========     ========      ========    ========

Including Interest on Annuities

Earnings - Per Above                                               $ 55,459     $ 69,442      $255,652    $134,486
Interest on Annuities                                                74,847       75,525       300,966     294,654
                                                                   --------     --------      --------    --------
       EARNINGS                                                    $130,306     $144,967      $556,618    $429,140
                                                                   ========     ========      ========    ========

Fixed charges - Per Above                                          $ 24,684     $ 25,524      $105,817    $110,884
Interest on Annuities                                                74,847       75,525       300,966     294,654
                                                                   --------     --------      --------    --------
       FIXED CHARGES                                               $ 99,531     $101,049      $406,783    $405,538
                                                                   ========     ========      ========    ========

Ratio of Earnings To Fixed Charges                                     1.31         1.43          1.37        1.06
                                                                   ========     ========      ========    ========

Earning in Excess of Fixed Charges                                 $ 30,775     $ 43,918      $149,835    $ 23,602
                                                                   ========     ========      ========    ========

                                                                      Year Ended December 31,
                                                                 --------------------------------
                                                                   2000       1999         1998
                                                                   ----       ----         ----
Excluding Interest on Annuities

Pre-tax income (loss)                                            $(77,298)  $223,307     $203,489
Minority interest in subsidiaries having fixed charges*            44,961     48,780       55,646
Less undistributed equity in (earnings) losses of investees       142,230     32,156       17,997
Fixed charges:
  Interest expense                                                 67,638     64,544       58,925
  Debt discount (premium) and expense                                 763       (129)        (504)
  One-third of rentals                                             13,963     12,226       11,883
                                                                 --------   --------     --------
       EARNINGS                                                  $192,257   $380,884     $347,436
                                                                 ========   ========     ========

Fixed charges:
  Interest expense                                               $ 67,638   $ 64,544     $ 58,925
  Debt discount (premium) and expense                                 763       (129)        (504)
  One-third of rentals                                             13,963     12,226       11,883
  Pretax preferred dividend requirements of subsidiaries           35,648     36,566       37,628
  Capitalized interest                                                  -          -            -
                                                                 --------   --------     --------
       FIXED CHARGES                                             $118,012   $113,207     $107,932
                                                                 ========   ========     ========

Ratio of Earnings to Fixed Charges                                   1.63       3.36         3.22
                                                                 ========   ========     ========

Including Interest on Annuities

Earnings - Per Above                                             $192,257   $380,884     $347,436
Interest on Annuities                                             293,171    262,632      261,666
                                                                 --------   --------     --------
       EARNINGS                                                  $485,428   $643,516     $609,102
                                                                 ========   ========     ========

Fixed charges - Per Above                                        $118,012   $113,207     $107,932
Interest on Annuities                                             293,171    262,632      261,666
                                                                 --------   --------     --------
       FIXED CHARGES                                             $411,183   $375,839     $369,598
                                                                 ========   ========     ========

Ratio of Earnings To Fixed Charges                                   1.18       1.71         1.65
                                                                 ========   ========     ========

Earning in Excess of Fixed Charges                               $ 74,245   $267,677     $239,504
                                                                 ========   ========     ========

* Amounts include subsidiary preferred dividends and accrued distributions on trust preferred securities.